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                                                                   EXHIBIT 99.11

                               VIVENDI UNIVERSAL

                               OFFER TO EXCHANGE

                                     0.7535

                           AMERICAN DEPOSITARY SHARES

                                       OF

                               VIVENDI UNIVERSAL

                                      AND

             $5.00 PER UNIT, PLUS ACCRUED AND UNPAID DISTRIBUTIONS

                                      FOR

                            EACH OF THE OUTSTANDING

             7.50% ADJUSTABLE CONVERSION-RATE EQUITY SECURITY UNITS
                               (CUSIP 811850205)

                                       OF

                            THE SEAGRAM COMPANY LTD.

                                      AND

                    SOLICITS CONSENTS TO PROPOSED AMENDMENTS

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THE OFFER, WITHDRAWAL RIGHTS AND REVOCATION RIGHTS WILL EXPIRE AT 5:00 P.M., NEW
YORK CITY TIME, ON MARCH   , 2001, UNLESS EXTENDED BY VIVENDI UNIVERSAL (SUCH
TIME OR DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). HOLDERS WHO DESIRE TO TENDER THEIR UNITS PURSUANT TO THE OFFER MUST CONSENT TO THE PROPOSED AMENDMENTS. HOLDERS MAY NOT DELIVER CONSENTS WITHOUT TENDERING THE RELATED UNITS AND HOLDERS MAY NOT REVOKE CONSENTS WITHOUT WITHDRAWING THE UNITS TENDERED PURSUANT TO THE OFFER.
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                                                               February   , 2001

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

     Enclosed for your consideration are a prospectus and consent solicitation and a form of letter of transmittal and consent relating to the offer by Vivendi Universal ("Vivendi Universal") to exchange 0.7535 Vivendi Universal American Depositary Shares ("ADSs"), each such ADS representing one Vivendi Universal ordinary share, nominal value E5.50 per share, and $5.00 in cash, plus accrued and unpaid distributions to but not including the date of payment, for each outstanding 7.50% Adjustable Conversion-rate Equity Security Unit (the "units") issued by The Seagram Company Ltd. ("Seagram"). Terms used herein and defined in the prospectus and consent solicitation are used herein as so defined.
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     In conjunction with the tender offer Vivendi Universal is soliciting consents from holders of units to proposed amendments to certain of the provisions of the units, the Purchase Contract Agreement, dated as of June 21, 1999, between Seagram and The Bank of New York, as purchase contract agent, as amended by the Supplemental Agreement, dated as of December 8, 2000, entered into by Vivendi Universal (the "purchase contract agreement"), the 7.62% Subordinated Deferrable Notes due June 21, 2004 (the "subordinated notes") issued by Joseph E. Seagram & Sons, Inc. ("JES") and guaranteed on a subordinated basis as to payment of principal and interest by Seagram and the Indenture, dated as of September 15, 1991, among JES, as issuer, Seagram, as guarantor, and The Bank of New York, as trustee, as amended by the First Supplemental Indenture, dated as of June 21, 1999, the Second Supplemental Indenture, dated as of November 15, 2000, and the Third Supplemental Indenture, dated as of January 5, 2001, (as amended, the "indenture"). The proposed amendments, which are described in the prospectus and consent solicitation would, among other things, eliminate the limitations under the purchase contract agreement on consolidation, merger, conveyance and transfers, eliminate substantially all of the covenants in the indenture other than the covenants requiring payment of interest on and principal of the subordinated notes when due and requiring the maintenance of an office for purposes of making payments on the subordinated notes, eliminate events of default under the indenture relating to defaults on bankruptcy and insolvency, eliminate the limitations in the indenture on consolidation, merger, conveyance and transfers and modify certain repurchase and defeasance provisions in the indenture. No separate payments will be made for consents.

     For your information and for forwarding to your clients for whom you hold the units registered in your name or in the name of your nominee, we are enclosing the following documents:

          1.  The prospectus and consent solicitation;

          2. A letter of transmittal and consent for the units for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup U.S. federal income tax withholding; and

          3. A printed form of letter, including a letter of instructions, which may be sent to your clients for whose accounts you hold units registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer and consent solicitation.

     DTC participants will be able to execute tenders and deliver consents through the DTC Automated Tender Offer Program.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE TO OBTAIN THEIR INSTRUCTIONS.

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     Any inquiries you may have with respect to the tender offer or the consent solicitation should be addressed to Mellon Investor Services LLC, the information agent for the exchange offer and consent solicitation, or either of Banc of America Securities LLC or Salomon Smith Barney, the dealer managers for the exchange offer and consent solicitation, at their respective addresses and telephone numbers as set forth on the back cover of the enclosed prospectus and consent solicitation. Additional copies of the enclosed materials may be obtained from the information agent or either of the dealer managers.

                                          Very truly yours,

                                          VIVENDI UNIVERSAL

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU AS THE AGENT OF VIVENDI UNIVERSAL, THE SEAGRAM COMPANY LTD., JOSEPH E. SEAGRAM & SONS, INC., THE DEALER MANAGERS, THE INFORMATION AGENT, THE EXCHANGE AGENT, THE PURCHASE CONTRACT AGENT OR THE TRUSTEE, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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